EXHIBIT 6


                             DISTRIBUTION AGREEMENT

        THIS AGREEMENT is made as of this 31st day of December, 1995, by and between Van Wagoner Funds, Inc., a Maryland corporation (the
   "Corporation") and Sunstone Financial Group, Inc., a Wisconsin corporation (the "Distributor").

                              W I T N E S S E T H :

        WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized to issue shares of common stock ("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

        WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

        WHEREAS, the Corporation and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the Shares of the Corporation representing the investment portfolios listed on Schedule A hereto and any additional investment portfolios the Corporation and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

   1.   Appointment of the Distributor.

        The Corporation hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

   2.   Services and Duties of the Distributor.

        2.1 Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Corporation's Board of Directors and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").

        2.2 Subject to the terms of Section 4.2, Distributor may finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to sell any certain number of Shares of any Fund.

        2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per unit (the "offering price") equal to their net asset value (determined in the manner set forth in the Funds' then current prospectus).

        2.4 Distributor shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and the NASD. Distributor shall provide to the Corporation's Board of Directors, at least quarterly, a report of its expenses incurred pursuant to this Agreement.

   3.   Duties and Representations of the Corporation.

        3.1 The Corporation represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with the Articles of Incorporation, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Directors and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

        3.2 The Corporation shall take all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Corporation hereunder.

        3.3 The Corporation shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Corporation's officers in connection with the qualification of the Shares for sale in such states as Distributor and the Corporation may approve, shall maintain the registration of a sufficient number or amount of shares thereunder, and shall pay all expenses which may be incurred in connection with such qualification.

        3.4 The Corporation shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Corporation shall furnish Distributor from time to time, for use in connection with the sale of Shares, such information with respect to the Corporation and the Shares as Distributor may reasonably request, and the Corporation warrants that the statements contained in any such information shall be true and correct. The Corporation also shall furnish Distributor upon request with: (a) annual audited reports of books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by the Corporation, (b) semi-annual reports with respect to each of the Funds, and (c) from time to time such additional information regarding the Corporation's financial condition as Distributor may reasonably request.

        3.5 The Corporation represents to Distributor that all registration statements and prospectuses of the Corporation filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Corporation represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all statements of fact contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Corporation agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. If the Corporation shall not propose an amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Corporation of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Corporation shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Corporation's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

        3.6 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Corporation's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Corporation shall advise Distributor promptly of such determination.

        3.7 The Corporation agrees to advise the Distributor promptly in writing:

             (i) of any request by the Commission for amendments to the registration statement or prospectuses;

             (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

             (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

             (iv) of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

   4.   Compensation.

        4.1 For the services provided pursuant to this Agreement, and subject to the limitations contained in Section 4.3 below, the Funds will pay to the Distributor a fee, payable monthly in arrears, at the annual rate of 0.025% per annum of each Fund's average daily net assets; provided, however, that such compensation shall be subject to an aggregate minimum annual fee of $25,000.

        4.2 In addition to the compensation payable pursuant to Section 4.1, the Funds will reimburse the Distributor or pay directly, at the Distributor's discretion, the Distributor's (i) out-of-pocket expenses incurred in connection with activities primarily intended to result in the sale of Shares including, without limitation, typesetting, printing and distribution of prospectuses and shareholder reports, production, printing and distribution of sales materials and forms, placement of media advertising, engagement of designers, free lance writers and public relation firms, long distance telephone lines, services and charges, postage, overnight delivery charges, storage of inventory, regulatory filing fees and travel, lodging and meals, and (ii) amounts paid by Distributor to dealers or other persons entering into a selling or servicing agreement with Distributor.

        4.3 Subject to and calculated in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., if during any annual period the total of

             (i) the compensation payable under Sections 4.1 and 4.2 to the Distributor when added to

             (ii) any amount paid by the Funds, which payment was primarily intended to result in the sale of shares pursuant to the Corporation's service and distribution plan adopted under Rule 12b-1 of the 1940 Act and which was approved by the Distributor, exceeds 0.25% of a Funds' average daily net assets, the Distributor will rebate that portion of its fee necessary to result in the total of (i) and
   (ii) above not exceeding .25% of the Fund's average daily net assets. The payment of compensation and reimbursement of expenditures is authorized pursuant to the Corporation's Service and Distribution Plan under Rule 12b-1 under the 1940 Act.

   5.   Indemnification.

        5.1(a) The Corporation authorizes Distributor to use any prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Corporation shall indemnify, defend and hold the Distributor, and each of its present or former directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) which Distributor, each of its present and former directors, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation's obligation to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information relating to the Distribution or to the Corporation's financial statement information prepared by the Distributor (and not audited by the Corporation's independent accountants) and furnished to the Corporation or its counsel by Distributor for the purpose of, and used in, the preparation thereof; and provided further that the Corporation's agreement to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any liability to the Corporation or its shareholders to which Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Corporation's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Corporation being notified of such action brought against Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to the Corporation's President, but the failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation's indemnity agreement contained in this Section 5.1.

        5.1(b) The Corporation shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Corporation's indemnification agreement contained in this Section 5.1 and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Corporation agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any of the Shares.

        5.2(a) Distributor shall indemnify, defend and hold the Corporation, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) which the Corporation, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Corporation's registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor or to the Corporation's financial statement information prepared by Distributor (and not audited by the Corporation's independent accountants) and furnished to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. Distributor's agreement to indemnify the Corporation and any of the foregoing indemnitees shall not be deemed to cover any liability to Distributor to which the Corporation would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's Agreement to indemnify the Corporation, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action brought against the Corporation, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Corporation or such person, but the failure so to notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Distributor's indemnity agreement contained in this Section 5.2(a).

        5.2(b) In case any action shall be brought against the Corporation, and each of its present or former directors, officers, employees, representatives, or controlling persons, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of Section 5.1(b).

   6.   Offering of Shares.

        6.1 No Shares shall be offered by either Distributor or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as current prospectus as required by Section 10 of the 1933 Act, as amended, are not on file with the Commission; provided, however, that nothing contained in this paragraph 6 shall in any way restrict or have an application to or bearing upon the Corporation's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Articles of Incorporation.

   7.   Term.

        7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until December 31, 1996. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Corporation's Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Corporation's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

        7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than sixty (60) days' written notice, by the Corporation's Board of Directors, by vote of a majority (as defined with respect to voting securities in the 1940 Act) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

   8.   Miscellaneous.

        8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Corporation recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other corporations or trusts.

        8.2 Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records and other information relative to the Funds and prior, present or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than performance of Distributor's responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld when the Distributor is subject to regulatory audit or inspection, when Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

        8.3 This Agreement shall be governed by Wisconsin law. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when hand delivered or sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin, 53202, Attention: Miriam M. Allison, and notice to the Corporation shall be sent to Garrett R. Van Wagoner at
   _________________________________________.

        8.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                 VAN WAGONER FUNDS, INC.
                                 (the "Corporation")


                                 By:____________________________________

                                 SUNSTONE FINANCIAL GROUP, INC.
                                 ("Distributor")

                                 By:  /s/ Miriam M. Allison
                                      Miriam M. Allison
                                      President

                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                             VAN WAGONER FUNDS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.

                                DECEMBER 31, 1995


                                 Micro-Cap Fund
                              Emerging Growth Fund
                                  Mid-Cap Fund


   SUNSTONE FINANCIAL GROUP, INC.          VAN WAGONER FUNDS, INC.


   By:_______________________________      By:_______________________________